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                                                                      EXHIBIT 23


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the following J. Alexander's Corporation Registration Statements:



a. Form S-8 Registration Statement (No. 333-91431) pertaining to the J. Alexander's Corporation 1999 Loan Program, filed on November 22, 1999;

b. Form S-8 Registration Statement (No. 333-49393) pertaining to the 1994 Employee Stock Incentive Plan, filed on April 3, 1998;

c. Form S-8 Registration Statement (No. 33-77478) pertaining to the 1985 Stock Option Plan, filed on May 25, 1994;

d. Form S-8 Registration Statement (No. 33-77476) pertaining to the 1994 Employee Stock Incentive Plan, filed on April 6, 1994;

e. Form S-8 Registration Statement (No. 33-39870) pertaining to the 1990 Stock Option Plan for Outside Directors, filed on April 9, 1991;

f. Form S-8 Registration Statement (No. 33-4483) pertaining to the 1985 Stock Option Plan, filed on April 1, 1986;

g. Form S-8 Registration Statement (No. 2-78140) pertaining to the 1982 Incentive Stock Option Plan, filed on June 25, 1982; and

h. Form S-8 Registration Statement (No. 2-78139) pertaining to the 1982 Employee Stock Purchase Plan, filed on June 25, 1982;

of our report dated February 21, 2000, except for the subsequent event described in Note E as to which the date is March 17, 2000, with respect to the consolidated financial statements and schedule of J. Alexander's Corporation included in the Annual Report (Form 10-K) for the year ended January 2, 2000.


/s/ Ernst & Young LLP


Nashville, Tennessee
March 30, 2000